As filed with the Securities and Exchange Commission on August 7, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3248524
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, California

(Address of principal executive offices)

Rigel Pharmaceuticals, Inc. 2018 Equity Incentive Plan

(Full title of the plan)

Raul R. Rodriguez

President and Chief Executive Officer

Rigel Pharmaceuticals, Inc.

1180 Veterans Boulevard

South San Francisco, California 94080

(650) 624-1100

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

David Peinsipp

Carlton Fleming

Cooley LLP

101 California Street, 5th Floor

San Francisco, California 94111-5800

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (par value $0.001 per share)
Rigel Pharmaceuticals, Inc. 2018 Equity Incentive Plan	4,000,000	$2.10	$8,400,000.00	$1,018.08

(1)                                 Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of common stock which become issuable under the plan covered hereby by reason of any stock split, stock dividend, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the registrant’s outstanding common stock.

(2)                                 Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Global Market on August 5, 2019.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 4,000,000 shares of the Registrant’s Common Stock to be issued pursuant to the Rigel Pharmaceuticals, Inc. 2018 Equity Incentive Plan, as amended (the “2018 Plan”). The shares of the Registrant’s Common Stock previously reserved for issuance under the 2018 Plan were registered on the Registrant’s Registration Statement on Form S-8 (File No. 333-226700) filed with the Securities and Exchange Commission on August 8, 2018 (the “Prior Form S-8”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Form S-8 are incorporated by reference herein.

The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:

•                  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on February 28, 2019;

•                  The information specifically incorporated by reference into the Registrant’s 2018 Annual Report on Form 10-K referred to above from the Registrant’s definitive proxy statement relating to the Registrant’s 2019 annual meeting of stockholders, filed with the Commission on April 9, 2019;

•                  The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the Commission on May 7, 2019;

•                  The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, filed with the Commission on August 6, 2019;

•                  The Registrant’s Current Reports on Form 8-K filed with the Commission on January 23, 2019, February 1, 2019, March 26, 2019, May 16, 2019 and May 24, 2019; and

•                  The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on October 3, 2000, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number
4.1(1)	Amended and Restated Certificate of Incorporation of the Company.

4.2(2)	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company.

4.3(3)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company.

4.4(4)	Amended and Restated Bylaws of the Company.

4.5(5)	Specimen Common Stock Certificate of the Company.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages to this Registration Statement.

99.1(6)	Rigel Pharmaceuticals, Inc. 2018 Equity Incentive Plan, as amended.

(1)               Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on June 24, 2003.

(2)               Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on May 29, 2012.

(3)               Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on May 18, 2018.

(4)               Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on February 2, 2007.

(5)               Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on June 24, 2003.

(6)               Document incorporated by reference to the Company’s Form 10-Q (No. 000-29889), filed with the Securities and Exchange Commission on August 6, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on August 6, 2019.

RIGEL PHARMACEUTICALS, INC

By:	/s/ Raul R. Rodriguez
Raul R. Rodriguez
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raul R. Rodriguez and Dean Schorno, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raul R. Rodriguez	President, Chief Executive Officer and Director	August 6, 2019
RAUL R. RODRIGUEZ
(Principal Executive Officer)

/s/ Dean Schorno	Chief Financial Officer	August 6, 2019
DEAN SCHORNO	(Principal Financial Officer)

/s/ Gary A. Lyons	Chairman of the Board of Directors	August 6, 2019
GARY A. LYONS

/s/ Bradford S. Goodwin	Director	August 6, 2019
BRADFORD S. GOODWIN

/s/ Walter H. Moos	Director	August 6, 2019
WALTER H. MOOS

/s/ Keith A. Katkin	Director	August 6, 2019
KEITH A. KATKIN

/s/ Jane Wasman	Director	August 6, 2019
JANE WASMAN

/s/ Brian L. Kotzin	Director	August 6, 2019
BRIAN L. KOTZIN

/s/ Gregg A. Lapointe	Director	August 6, 2019
GREGG A. LAPOINTE